Exhibit 99.4

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Unaudited Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(With Independent Auditors’ Review Report Thereon)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

KPMG LLP

Suite 2900

1918 Eighth Avenue

Seattle, WA 98101

Independent Auditors’ Review Report

The Members

PNW Home Builders, LLC:

Report on the Financial Statements

We have reviewed the combined financial statements of the Residential Homebuilding Operations of PNW Home Builders, LLC and affiliates (the Business), which comprise the combined balance sheet as of March 31, 2014, the related combined statement of equity for the three-month period ended March 31, 2014, and the related combined statements of income and cash flows for the three-month periods ended March 31, 2014 and 2013.

Management’s Responsibility

The Business’s management is responsible for the preparation and fair presentation of the financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors’ Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the combined financial information referred to above for it to be in accordance with U.S. generally accepted accounting principles.

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

Report on Balance Sheet as of December 31, 2013

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the combined balance sheet as of December 31, 2013, and the related combined statements of income, equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited combined financial statements in our report dated July 24, 2014. In our opinion, the accompanying combined balance sheet of the Residential Homebuilding Operations of PNW Home Builders, LLC and its affiliates as of December 31, 2013, is consistent, in all material respects, with the audited combined financial statements from which it has been derived.

July 24, 2014

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Unaudited Combined Balance Sheets

	March 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$35,039,452	21,879,495
Restricted cash	3,723,642	1,789,841
Investment in derivatives	—	366,169
Accounts receivable	672,234	1,616,606
Accounts receivable from related parties	7,296,557	3,217,618
Homebuilding inventories	275,091,705	242,184,833
Investments in unconsolidated entities	1,989,873	1,858,267
Pre-development costs	1,510,747	4,883,908
Other assets	1,401,943	2,087,406

Total assets	$326,726,153	279,884,143

Liabilities and Equity
Accounts payable	$15,100,303	12,737,082
Accounts payable to related parties	8,104,681	9,054,930
Accrued employee bonus compensation	1,006,648	2,053,749
Accrued interest payable	195,146	447,272
Accrued vacation	672,972	598,939
Notes payable	197,278,673	174,145,641
Notes payable to related parties	16,907,879	12,940,622
Liability for warranty costs	967,485	1,133,616
Investment in derivatives	843,296	—
Other liabilities	299,902	322,044

Total liabilities	241,376,985	213,433,895

Noncontrolling members’ net investment	30,828,336	30,831,849
Controlling members’ net investment	54,520,832	35,618,399

Total equity	85,349,168	66,450,248

Total liabilities and equity	$326,726,153	279,884,143

See accompanying notes to unaudited combined financial statements.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Unaudited Combined Statements of Income

	Quarter ended
	March 31,	March 31,
	2014	2013
Revenues:
Homebuilding	$43,084,956	50,250,608
Related party project management fees	84,591	352,735

Total revenues	43,169,547	50,603,343

Cost of revenues:
Homebuilding	29,823,146	38,864,739

Total cost of revenues	29,823,146	38,864,739

Gross profit margin:
Homebuilding	13,261,810	11,385,869
Related party project management fees	84,591	352,735

Total gross margin	13,346,401	11,738,604

Operating expenses:
Selling and marketing expenses	2,298,345	2,608,114
General and administrative expenses	1,939,195	1,401,669
Employee bonus compensation	1,006,648	819,717
Depreciation and amortization	12,818	2,633

Income from operations	8,089,395	6,906,471

Other income (expense):
Equity in income of unconsolidated entities	431,606	399,991
Interest income	24,212	36,383
Interest expense, net of amounts capitalized	(50,217)	(118,300)
Other income (loss), net	(1,316,311)	(15,753)

Other income	(910,710)	302,321

Net income	7,178,685	7,208,792
Noncontrolling members’ share of net income	(1,892,489)	(1,645,849)

Net income attributable to controlling members	$5,286,196	5,562,943

See accompanying notes to unaudited combined financial statements.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Unaudited Combined Statement of Equity

	Controlling	Noncontrolling
	members’	members’
	net	net
	investment	investment	Total
Balance at December 31, 2013	$35,618,399	30,831,849	66,450,248
Change in net investment	13,616,237	(1,896,002)	11,720,235
Net income	5,286,196	1,892,489	7,178,685

Balance at March 31, 2014	$54,520,832	30,828,336	85,349,168

See accompanying notes to unaudited combined financial statements.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Unaudited Combined Statements of Cash Flows

	Quarter ended
	March 31,	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$7,178,685	7,208,792
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12,818	2,633
Unrealized and realized loss on derivatives	1,550,710	73,963
Equity in income of unconsolidated entities	(431,606)	(399,991)
(Increase) decrease in assets:
Accounts receivable	944,372	226,327
Accounts receivable from related parties	(4,078,939)	(4,316,869)
Inventories and pre-development costs	(29,533,711)	(11,576,513)
Other assets	770,808	(386,684)
Restricted cash	11,630	47,505
Increase (decrease) in liabilities:
Accounts payable	2,363,221	2,087,714
Accounts payable to related parties	(950,249)	3,500
Accrued employee bonus compensation	(1,047,101)	(156,031)
Accrued interest payable	(252,126)	(185,063)
Liability for warranty costs	(166,131)	(198,871)
Other liabilities	51,891	79,889
Return on equity investments	300,000	140,000

Net cash used in operating activities	(23,275,728)	(7,349,699)

Cash flows from investing activities:
Capital expenditures	(98,163)	(58,191)
Decrease (increase) in restricted cash	(1,945,431)	14,282
Payments made for derivatives	(341,245)	(186,913)

Net cash used in investing activities	(2,384,839)	(230,822)

Cash flows from financing activities:
Proceeds from issuance of notes payable	72,248,590	55,123,174
Proceeds from issuance of notes payable to related parties	4,000,000	18,083,520
Principal payments on notes payable	(49,115,558)	(48,789,501)
Principal payments on notes payable to related parties	(32,743)	(1,000,000)
Change in net investments	11,720,235	(12,534,616)

Net cash provided by financing activities	38,820,524	10,882,577

Net increase in cash and cash equivalents	13,159,957	3,302,056
Cash and cash equivalents at beginning of quarter	21,879,495	19,581,069

Cash and cash equivalents at end of quarter	$35,039,452	22,883,125

Supplemental cash flow disclosures:
Cash paid for interest, net of amounts capitalized	$50,216	118,300

See accompanying notes to unaudited combined financial statements.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

(1)	Description of Business and Basis of Presentation

(a)	Business Description

The residential homebuilding operations of PNW Home Builders, LLC and affiliates (the “Business”) is not a stand-alone legal entity, rather, it is a combination of the residential homebuilding operations owned by PNW Home Builders, LLC and Crescent Ventures, LLC. The Business acquires and develops residential housing in the Pacific Northwest for sale to the general public, which entails the purchase of land, the development of finished lots or multi-family building pads and the construction of single-family homes, townhomes or condominiums. PNW Home Builders, LLC is also engaged in commercial building activities and rental operations, which are excluded from the Business’s combined financial statements.

(b)	Basis of Presentation

PNW Home Builders, LLC and Crescent Ventures, LLC are under common control and through their wholly owned limited liability companies (PNW Home Builders North, LLC and PNW Home Builders South, LLC and affiliates) conduct business as Polygon Northwest Company. These combined financial statements represent the financial position, result of operations, changes in equity, and cash flows, of the Business including all residential homebuilding activities of the entities in which PNW Home Builders, LLC has a controlling interest or is considered the primary beneficiary.

The combined financial statements do not include $9.6 million of land and $6.1 million of notes payable held by an entity in which PNW Home Builders, LLC owns a controlling interest because it has been identified as not part of the Business; refer to note 3 for further discussion. The notes payable were guaranteed by the Business as of March 31, 2014 and December 31, 2013.

In the opinion of management, the combined financial statements contain all adjustments necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 270, Interim Reporting. These adjustments are of a normal and recurring nature. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. The interim financial information does not represent complete financial statements and is to be read in conjunction with the 2013 audited financial statements of the Business.

Certain support functions are provided on a centralized basis by PNW Home Builders, LLC on behalf of all its subsidiaries, including those that comprise the Business, such as finance, human resource, information technology, facilities, marketing, and legal, among others. These expenses have been allocated to the Business on the basis of direct usage when identifiable, with the remainder on a basis that management of the Business considers to be a reasonable reflection of the utilization of the services provided or the benefit received by the Business during the periods presented. Substantially all of the allocable expenses have been allocated to the Business. Management believes the assumptions underlying the combined financial statements of the Business, including the

7	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

assumptions used in allocating general corporate expenses, are reasonable. The allocations may not, however, reflect the expense the Business would have incurred as an independent business for the periods presented. Actual costs that may have been incurred if the Business had been a stand-alone business would depend on a number of factors, including the actual organizational structure, whether functions were outsourced or performed by employees, and strategic decisions made in areas such as land acquisition and entitlement, contractor management and marketing.

As part of its operations the Business acquires land for residential development and in the normal course of acquiring land, the Business at times acquires land parcels within the overall acquisition that are not well suited or zoned for the Business’s residential development plans. Upon identification of such land, it is separated and sold, transferred or contributed to either third parties or related parties. The allocation of the cost of land is based on estimates of relative fair values.

The portion of earnings attributable to third party noncontrolling interests is reflected as noncontrolling members’ net investment in the accompanying combined balance sheets and noncontrolling members’ share of net income in the accompanying combined statements of income.

(2)	Summary of Significant Accounting Policies and Practices

(a)	Principles of Combination

All significant intercompany balances and transactions between entities and operations within the Business have been eliminated in the accompanying combined financial statements. Transactions and balances between the Business and the operations of PNW Home Builders, LLC and consolidated entities excluded from the definition of the Business are presented as related party transactions.

(b)	Fair Value Measurements

Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, defines fair value, provides a framework for measuring the fair value of assets and liabilities under generally accepted accounting principles (“GAAP”), and establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy can be summarized as follows:

•	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs are:

•	quoted prices for similar assets or liabilities in an active market, quoted prices for identical or similar assets or liabilities in markets that are not active, or

•	inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data.

8	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

•	Level 3 – Inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

Fair value measurements of financial instruments are determined by various market data and other valuation techniques as appropriate. When available, the Business uses quoted market prices in active markets to determine fair value.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash and money market accounts with maturities less than 90 days from acquisition. The Business maintains cash balances in excess of the federally insured limits of the Federal Deposit Insurance Corporation.

(d)	Restricted Cash

Restricted cash includes balances held for margin requirements and balances held in the name of the Business and assigned to local agencies for the purpose of providing security to those local agencies to guarantee performance.

(e)	Accounts Receivable

Accounts receivable consist of trade receivables from home closings and are recorded at the amount to be received from escrow companies involved in the transactions. The Business records an allowance for doubtful accounts when specific accounts are deemed uncollectible. For the three months ended March 31, 2014 and 2013, there were no write-offs of accounts receivable and no allowance for doubtful accounts was recorded as of March 31, 2014 and December 31, 2013.

(f)	Homebuilding Inventories

Homebuilding inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. Inventory costs include land, land development, capitalized property taxes and interest costs for active communities, and home construction costs. Amounts are recorded to inventory using the specific-identification method and charged to cost of revenues as the homes associated with such costs are sold. Interest costs and property taxes incurred during home construction or land development and certain other indirect costs are capitalized and subsequently charged to cost of revenues as the homes associated with such costs are sold. Land, infrastructure, and all other common costs are allocated to lots benefited based upon the relative sales value method.

The Business accounts for its real estate inventories under ASC 360, Property, Plant, & Equipment (“ASC 360”). ASC 360 requires inventory costs to be reviewed for potential write-downs when impairment indicators are present. Management of the Business has determined that each community is its asset grouping for impairment testing. Each community in the Business’s owned inventory is assessed to determine if indicators of potential impairment exist. If indicators of potential impairment exist for a community, the identified asset is evaluated for recoverability in accordance with ASC 360.

9	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

In the event the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts, impairment charges are required to be recorded if the fair value of such assets is less than their carrying amounts. These estimates of cash flows are significantly impacted by estimates of revenues, costs, and other factors. Due to uncertainties in the estimation process, actual results could differ from such estimates.

For those assets deemed to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Business’s determination of fair value is primarily based upon discounting the estimated cash flows at a rate commensurate with the inherent risks associated with the assets and related estimated cash flow streams. For the three months ended March 31, 2014 and 2013, management of the Business determined there were no impairments to be recognized.

(g)	Pre-Development Costs

Deposits paid relating to land options with specific performance and funds expended for extensions and feasibility studies are capitalized when paid and reported as pre-development project costs until the related land is purchased. The deposits are then transferred to inventory at the time the land or lots are acquired. Deposits and other pre-development project costs are charged to expense in the period when acquisition of the land is no longer considered probable. Amounts charged to expense for projects no longer considered probable during the three months ended March 31, 2014 and 2013 were $22 thousand and $4 thousand, respectively, and are classified as cost of homebuilding revenues on the combined statement of income.

(h)	Other Assets

Other assets are primarily related to deposits held for funding the Business’s retained cost associated with employee medical and dental claims of $964 thousand and $1.7 million as of March 31, 2014 and December 31, 2013, respectively.

(i)	Accounts Payable

Accounts payable primarily consist of trade payables related to home construction and operating expenses.

(j)	Accounts Payable to Related Parties

Accounts payable to related parties primarily consist of $8.1 million as of March 31, 2014 and December 31, 2013 to an entity in which PNW Homebuilders, LLC owns a controlling interest related to a land transfer.

10	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

(k)	Notes Payable to Related Parties

As of March 31, 2014, notes payable to related parties primarily consist of $9.1 million and $3.8 million of notes payable to an entity in which PNW Homebuilders, LLC owns a controlling interest used to finance development costs and operations, and $4.0 million of notes payable to an entity controlled by the controlling member of PNW Homebuilders, LLC used to finance operations.

As of December 31, 2013, notes payable to related parties primarily consist of $9.1 million and $3.8 million of notes payable to one entity in which PNW Homebuilders, LLC owns a controlling interest used to finance development costs and operations, respectively.

(l)	Other Liabilities

Other liabilities are primarily related to medical and dental self insurance liabilities of $261 thousand and $238 thousand as of March 31, 2014 and December 31, 2013, respectively.

(m)	Revenue Recognition

Homebuilding Revenue

Homebuilding revenue is recognized at the time home sale closes and title to the property is transferred to the buyer.

Cost of homebuilding revenue includes all allocated land and indirect costs, direct material, labor costs, and capitalized interest.

In the normal course of business, the Business may contract to sell land to third parties. Land sales are recognized when title to the property has transferred to the buyer, adequate consideration has been received, and the Business has no significant future obligations.

Sales Incentives

When sales incentives involve a discount on the selling price of the home, the Business records the discount as a reduction of revenue at the time of home closing. If the sales incentive requires the Business to provide a free product or service to the customer, the cost of the free product or service is recorded as cost of revenue at the time of home closing. This includes the cost of optional upgrades and seller-paid financing or closing costs.

(n)	Warranty Costs

The Business provides a limited warranty on all of its homes against defects in specified workmanship, materials and systems in the home for a period of three years, and against structural defects for a period of ten years.

The Business estimates the costs expected to be incurred under each limited warranty and records a liability in the combined balance sheet for the amount of such costs at the time the revenue associated with the close of each home is recognized. Such costs are recognized in cost of

11	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

homebuilding revenues in the combined statement of income. Factors that affect the Business’s warranty liability include the number of homes closed, historical and anticipated incident rates of warranty claims, and cost per claim. The Business periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Business’s liability for warranty costs in the three months ended March 31, 2014 and 2013 were as follows:

	Three months	Three months
	ended	ended
	March 31, 2014	March 31, 2013
Balance at beginning of period	$1,133,616	1,304,244
Warranty payments during period	(326,082)	(437,063)
Warranty provision during period	159,950	238,192

Balance at end of period	$967,484	1,105,373

(o)	Marketing Costs

Marketing costs are treated as period costs and expensed as incurred, and are included as selling and marketing expenses in the accompanying combined statement of income. During the three months ended March 31, 2014 and 2013, marketing costs expensed amounted to $427 thousand and $497 thousand, respectively.

(p)	Employee Benefit Plan

PNW Home Builders, LLC sponsors a qualified 401(k) nonemployer-matching plan covering eligible employees who elect to participate in the 401(k) plan. Contributions are not required by PNW Home Builders, LLC and no contribution was made in the three months ended March 31, 2014 and 2013.

(q)	Self Insured Medical and Dental Plan

The Business contributes, along with its employees, to a self-insured medical and dental fund. The fund collects monies sufficient to pay claims, stop loss insurance premiums and administrative costs. As of March 31, 2014 and December 31, 2013, the Business has recorded deposits of $1.0 million and $1.7 million, respectively, within other assets on the combined balance sheet, representing amounts funded in excess of claims. The fund has limited liability on a per individual loss basis as well as on an aggregate loss basis and has recorded $261 thousand and $238 thousand as of March 31, 2014 and December 31, 2013, respectively, recorded in other liabilities.

(r)	Variable Interests

The Business accounts for variable interest entities in accordance with ASC 810, Consolidation (“ASC 810”). Under ASC 810, a variable interest entity (“VIE”) is created when: (a) the equity

12	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) the entity’s equity holders as a group either (i) lack the direct or indirect ability to make decisions about the entity, (ii) are not obligated to absorb expected losses of the entity or (iii) do not have the right to receive expected residual returns of the entity; or (c) the entity’s equity holders have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of the equity holder with disproportionately few voting rights. If an entity is deemed to be a VIE pursuant to ASC 810, the enterprise that has both (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb the expected losses of the entity or right to receive benefits from the entity that could be potentially significant to the VIE is considered the primary beneficiary and must consolidate the VIE. In accordance with ASC 810, the Business performs ongoing reassessments of whether the Business is the primary beneficiary of VIEs.

(s)	Income Taxes

The Business’s operations have historically operated under the legal structure of PNW Home Builders, LLC and Crescent Ventures LLC which are limited liability companies treated as partnerships for federal income tax purposes. As such, PNW Home Builders, LLC and Crescent Ventures LLC file partnership tax returns whereby the income and losses of the Business are allocated to its members for inclusion in their respective federal income tax returns. Accordingly, no tax provision or balances are reflected in the combined financial statements of the Business.

(t)	Use of Estimates

The preparation of the combined financial statements requires management of the Business to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include estimates of costs to complete individual projects, the ultimate recoverability (or impairment) of these costs, and the ultimate costs related to the Business’s warranty obligations. Furthermore, nonrefundable deposits paid for land options or contracts may have no economic value to the Business if it does not ultimately purchase the land. Changes to current estimates of expenses or accruals or an impairment of real estate projects could result in charges, or income, in future periods. Actual results could differ from those estimates.

(u)	Concentration of Risk

The Business’s operations are located in the greater Seattle, Washington and Portland, Oregon metropolitan markets. The financial results of the Business are thus dependent upon the real estate industry and economies of those markets.

13	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

(3)	Homebuilding Inventories

The components of homebuilding inventories at March 31, 2014 and December 31, 2013 are as follows:

	March 31,	December 31,
	2014	2013
Land held for development	$141,515,150	69,392,580
Finished lots	30,424,745	7,084,871
Land under development, finished homes and construction in process	103,151,810	165,707,382

	$275,091,705	242,184,833

In October 2013, PNW Home Builders, LLC purchased, via a controlled entity, unimproved land in the city of Issaquah, Washington for $54 million and incurred $2.2 million in development costs. This land is comprised of 63 acres and includes land best suited for residential and commercial development. The carrying value of the land was allocated between residential and commercial development of $46.6 million and $9.6 million, respectively. The purchase and sale agreement provides for an additional purchase price payment of $9.5 million contingent upon approval of the amended development agreement by the relevant zoning authorities within twenty-four months of closing. The contingent purchase price shall be paid if the approved amended development agreement provides for greater than 365 single-family lots. The Business has not sought an amended development agreement and the relevant zoning authorities have not been asked to approve an amended development agreement. The Business has not recorded a liability for the additional purchase price.

The Business capitalizes certain interest costs incurred during development and construction. Capitalized interest is allocated to home sites under development and charged to cost of revenues when the related property is sold. Summaries of interest incurred, interest capitalized and interest expense charged to income for the three months ended March 31, 2014 is as follows:

	Three months	Three months
	ended	ended
	March 31, 2014	March 31, 2013
Capitalized interest, beginning of period	$3,547,295	$2,998,200
Interest incurred	1,391,051	1,023,907
Less interest expensed:
Directly to interest expense	(50,217)	(118,300)
Recognized as cost of revenues and other	(1,269,051)	(1,539,233)

Capitalized interest, end of period	$3,619,078	$2,364,574

14	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

(4)	Lot Option Agreements

In the ordinary course of business, the Business enters into land purchase and lot option contracts to acquire rights to land. The use of such contracts generally allows the Business to reduce the market risks associated with direct land ownership and development, and to reduce the Business’s capital and financial commitments, including interest and other carrying costs. Under such contracts, the Business typically pays a specified option or earnest money deposit in consideration for the right to purchase land in the future, usually at a predetermined price.

In determining whether the Business is the primary beneficiary, the Business considers, among other things, whether the Business has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance. Such activities would include, among other things, determining or limiting the scope or purpose of the VIE, selling or transferring property owned or controlled by the VIE, or arranging financing for the VIE. As a result of the analyses, the Business determined that as of March 31, 2014 and December 31, 2013, it was not the primary beneficiary of any VIEs from which it had acquired rights to purchase land.

The Business’s exposure to loss related to land purchase and option contracts with third parties and unconsolidated entities consisted of the Business’s nonrefundable deposits totaling $1.4 million and $3.1 million, respectively, as of March 31, 2014 and December 31, 2013.

(5)	Investment in Derivatives

The Business utilizes futures for investment purpose and records all derivatives on the balance sheet at fair value with changes in the fair value of derivatives recorded directly in net income. Derivative investments are separately presented as an asset or liability based on their fair value at the balance sheet date, and related gains and losses are recorded in other income (loss), net, and related cash flows are reported as cash flows from investing activities.

The fair values of derivative instruments on the balance sheet as of March 31, 2014 and December 31, 2013 are as follows:

	March 31,	December 31,
	2014	2013
Foreign currency futures	$(13,500)	(90,000)
Interest rate futures	(261,250)	388,750
Lumber futures	(568,546)	67,419

	$(843,296)	366,169

Cash collateral for derivative instruments totaled $3.2 million and $1.2 million as of March 31, 2014 and December 31, 2013, respectively, and is presented as restricted cash on the combined balance sheet.

15	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

Underlying notional amounts of derivative instruments as of December 31 are as following:

	March 31, 2014		December 31, 2013
	Notional	Notional	Notional	Notional
Derivative description	Units	Dollars	Units	Dollars
S&P 500 futures (short)
Foreign currency futures (short in euro)	4.5 million euro	$6.2 million	4.5 million euro	$6.1 million
Interest rate futures (short in T-bond)	$160 million	$21.1 million	$160 million	$20.9 million
Lumber futures (long in lumber)	22 million board feet	$8.0 million	11 million board feet	$4.0 million

(6)	Notes Payable

Notes payable of the Business at March 31, 2014 and December 31, 2013 consist of the following:

	March 31,	December 31,
	2014	2013
Notes payable to banks – construction	$77,700,200	59,373,968
Notes payable to banks – land acquisition and development	119,578,473	114,771,673

Total notes payable	$197,278,673	174,145,641

As of March 31, 2014 and December 31, 2013, the Business maintains a revolving line of credit with a bank. The credit line is unsecured and provides up to $2.5 million at an interest rate of LIBOR plus 3%. As of March 31, 2014 and December 31, 2013, the Business did not have an outstanding balance relating to the line of credit.

Notes payable to banks related to construction consist of debt that the Business used to finance the development of certain projects. The loans are secured by the underlying land and projects. Interest on these obligations is paid monthly on the outstanding balance at rates ranging from LIBOR plus 2.35% to LIBOR plus 3%. The notes become due on dates ranging from April 1, 2014 through August 1, 2015.

Notes payable to banks related to land acquisition and development consist of debt that the Business used to finance the acquisition and development of certain projects. The loans are secured by the underlying land and projects. Interest on these obligations is paid monthly on the outstanding balance at rates ranging from LIBOR plus 2.35% to LIBOR plus 3.50%. The notes become due on dates ranging from June 1, 2014 through April 9, 2016.

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RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

The aggregate maturities of long-term debt for each of the years subsequent to March 31, 2014 are: $69.8 million in the year ended December 31, 2014, $114.9 million in the year ended December 31, 2015, and $12.6 million in the year ended December 31, 2016.

Subsequent to March 31, 2014, maturities of $12.7 million of notes payable were extended from 2014 to 2015.

(7)	Fair Value of Financial Instruments

The valuations of investments in derivatives are considered Level 1 of the fair value hierarchy as they were based on quoted market prices as of March 31, 2014 and December 31, 2013.

The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued interest payable and accrued other expenses approximate fair value because of their short maturities. Accrued employee bonus compensation approximates fair value as it is recorded at the expected settlement amount.

The fair value of the mortgage notes payable approximated book value as they bear interest at variable rates and there have been no significant changes that would affect margin over the variable rate.

The fair value of the line of credit approximates carrying value due to the resetting of the interest rates to market on a periodic basis.

(8)	Commitments and Contingencies

PNW Home Builders, LLC is involved in various legal proceedings that arise from time to time in connection with the conduct of the home building business. Management is not aware of any such claims or legal actions that are reasonably possible to have a material adverse effect on the Business’s results of operations, financial position, or liquidity when resolved.

(9)	Employee Bonus Compensation

PNW Home Builders, LLC has a discretionary incentive compensation program for all full-time salaried and sales commissioned employees. The program is based upon the profits achieved each calendar year. The program is designed to give each employee a personal stake in the Business’s success and an incentive to allow each employee to make a significant contribution to the Business’s goals and profits.

To be eligible for the program, an employee must be a full-time salaried or sales commission employee; must be employed on or before June 30 and must remain employed through the payment date. The bonus is paid in three annual installments of 50%, 25% and 25% on each following March 15.

At March 31, 2014 and December 31, 2013, the Business accrued $1.0 million and $2.1 million, respectively, in employee profit sharing and expensed during the three months ended March 31, 2014 and 2013 a total of $1.0 million and $0.8 million, respectively, to operating expenses.

17	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

(10)	Related Party Transactions

Related party balances are separately presented and described in note 2. The Business has entered into a number of arrangements, agreements and transactions with related parties. For the three months ended March 31, 2014 and 2013, significant related party transactions include:

(a)	Project Management

The Business periodically serves as project manager overseeing the development of apartment complexes for related parties. A limited liability company (an “apartment LLC”) is created for each complex and the Business has no ownership interest in the apartment LLCs. The apartment LLCs are designed by the investor group, which includes related parties of the Business, and the initial design includes assessing feasibility, creating the project scope and budget, approving the design of and project plan for the development, and establishing the capital structure of the LLC. The Business receives a project management fee ranging from $3,500 to $7,000 per apartment which is paid as construction is completed. The Business also may guarantee the construction-related financing. Upon development completion, the Business’s relationship as project manager with the apartment LLC ceases and the debt guarantee, if applicable, expires. The ongoing operations of the apartment LLC are managed by the investor group.

The Business received $85 thousand and $353 thousand for project management fees for the three months ended March 31, 2014 and 2013, respectively, which are recorded within related party project management fee revenues in the combined statement of income. In addition, the Business made advances to the apartment LLCs for working capital purposes of which $2.5 million and $1.4 million was recorded as of March 31, 2014 and December 31, 2013, respectively, as receivables from related parties on the combined balance sheet.

(b)	Guarantees

The Business guaranteed construction-related financing for four apartment LLCs as of March 31, 2014 and December 31, 2013. In 2013, two guarantees expired and two additional guarantees were issued. The Business made no payments in relation to the guarantees for the three months ended March 31, 2014 and March 31, 2013. Construction-related financing is collateralized by the apartment property and also has a priority to members’ capital in liquidation. Pursuant to the guarantee, the Business would be required to repay any remaining financing after liquidation. The Business has not recognized a liability for these guarantees because the apartment LLCs and the Business are under common control. As of March 31, 2014 and December 31, 2013 the Business guaranteed $54.7 million and $47.3 million, respectively, of debt held by apartment LLCs and $4.7 million and $20.8 million, respectively, of debt held by commercial LLCs.

(c)	Short Term Loans

In addition to accounts payables to related parties and notes payable to related parties disclosed in note 2, the Business frequently borrows short term loans from an entity controlled by the controlling member of PNW Homebuilders, LLC to finance operations. As of March 31, 2014 and 2013, the Business had no outstanding balances with this related party.

18	(Continued)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

Three-Month Periods Ended March 31, 2014 and 2013

(Unaudited)

(d)	Cash Deposits

The Business had $15 million and $100 thousand of cash deposits in a bank controlled by the controlling member of PNW Homebuilders, LLC as of March 31, 2014 and December 31, 2013, respectively.

(e)	Leases

The Business leases office space in both Vancouver, Washington and Bellevue, Washington from related party entities whose members are also executive officers of the Business. Total rent expense related to these two leases for the three months ended March 31, 2014 and 2013 was $131 thousand and $134 thousand, respectively, which is recorded within general and administrative expenses on the combined statement of income. Future minimum lease payments under these noncancelable operating leases are $320 thousand as of March 31, 2014.

(11)	Subsequent Events

On June 22, 2014, PNW Home Builders, LLC, PNW Home Builders North, LLC, PNW Home Builders South, LLC and Crescent Ventures, LLC entered into a Purchase and Sale Agreement (the “Agreement”) to sell their residential homebuilding business. Pursuant to the Agreement, the acquirer has agreed to purchase the residential homebuilding business through its acquisition of the membership interests of the underlying limited liability companies and certain service companies and other assets.

Management of the Business has evaluated events and transactions through July 24, 2014 the date at which the combined financial statements were available to be issued, and determined that subsequent events through that date have been appropriately accounted for or disclosed, as applicable.

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